Exhibit 10.1
THIRD Amendment to
AMENDED AND REsTATED
EXCLUSIVE LICENSE AGREEMENT

by and between

BIOCLASSIFIER, LLC

and

NANOSTRING TECHNOLOGIES, INC.

This Third Amendment to the Amended and Restated Exclusive License Agreement (this “Amendment”) is entered into and effective as of July 18, 2018 (the “Amendment Date”), by and between Bioclassifier, LLC, a limited liability company having an address at 3636 Bellefontaine St., Houston, TX 77025 (“Bioclassifier”) and NanoString Technologies, Inc., a Delaware corporation having an address at 530 Fairview Avenue North, Seattle, WA 98109 (“NanoString”).
WHEREAS, Bioclassifier and NanoString are parties to that certain Amended and Restated Exclusive License Agreement dated July 7, 2010 (the “Original Agreement”) as amended on March 31, 2015 and June 24, 2016; and
WHEREAS, Bioclassifier and NanoString now wish to amend certain provisions of the Original Agreement, in each case, as specifically set forth in this Amendment;
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, Bioclassifier and NanoString agree as follows:

1.	Capitalized terms used but not otherwise defined in this Amendment shall have the meanings provided in the Original Agreement.
2.The following language is added at the end of section 4.1(a):
Notwithstanding the foregoing, NanoString will pay Bioclassifier a [†]% royalty on Net Sales of Licensed Products and/or Licensed Methods which are not Covered By a Valid Claim in the United States as of January 1, 2018.
NanoString will pay Bioclassifier a [†]% royalty on Net Sales of Licensed Products and/or Licensed Methods in the United States upon issuance of United States Patent Application Serial Number 14/931,594, or a divisional or continuation application claiming priority therefrom, with claims that require determining expression levels of at least 40 intrinsic genes listed in Table 1 of the patent application by:
(1) contacting a test sample with a composition comprising a plurality of fluorescently labeled nucleic acid probes of at least 500 nucleotides in length to form a plurality of hybridization complexes, wherein each complex within said plurality of complexes comprises at least one probe in the plurality of probes and at least one RNA transcript for at least one of at least 40 intrinsic genes listed in Table 1; and
(2) detecting the fluorescently labeled nucleic acid probes in the complexes formed in step (1) to determine the RNA expression level of the at least 40 intrinsic genes and generating a gene expression profile based on said expression of said intrinsic genes (the “10 Percent Royalty Bearing U.S. Patent”).

3.	The following language is added to the end of Section 4.3(c):
Upon issuance of the [†] Royalty Bearing U.S. Patent Licensee’s obligation to reimburse Licensor $[†] per year for entity maintenance under Section 4.3(c) shall immediately terminate, and no further payments shall be due.

4.	Row number 6 of Exhibit A, added via amendment on June 24, 2016, is deleted in its entirety.

5.
Except as specifically amended by this Amendment No. 3, the Original Agreement and Amendments No. 1 and 2 to the Original Agreement, shall remain in full force and effect in accordance with its terms. The terms of this Amendment shall form an integral part of the Original Agreement.

6.
This Amendment may be executed in one or more counterparts, and by the parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and all of which, together with this writing, shall be deemed one and the same instrument. This Amendment may be executed by facsimile or PDF signatures, which signatures shall have the same force and effect as original signatures.

This Amendment, and all disputes and claims arising under this Amendment, will be interpreted and governed by the laws of the State of New York, without regard to its conflict of laws principles, and the parties hereby consent to venue and to the exercise of personal jurisdiction of a court, federal or state, within the State of New York.

† DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

In Witness Whereof, the parties hereto have duly executed this Amendment as of the Amendment Date.

NANOSTRING TECHNOLOGIES, INC		BIOCLASSIFIER, LLC

By:	/s/ Kathy Surace-Smith	By:	/s/ Matthew Ellis
	(signature)		(signature)
Name:	Kathy Surace-Smith	Name:	Matthew Ellis
	(printed name)		(printed name)
Title:	VP and General Counsel	Title:	CEO
Date:	July 19, 2018	Date:	July 19, 2018